Exhibit 4.3(D)
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                             CERTIFICATE OF TRUST OF
                     Chase Manhattan Auto Owner Trust 2001-A


         This Certificate of Trust of Chase Manhattan Auto Owner Trust 2001-A (the "Trust"), dated as of June 19, 2001 is being duly executed and filed by WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss.3801 et seq.).

         1. Name. The name of the business trust formed hereby is Chase Manhattan Auto Owner Trust 2001-A.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is WILMINGTON TRUST COMPANY, Rodney Square North, 1100 North Market Square, Wilmington, Delaware 19890-0001, Attn:
Corporate Trust Administration.

         3. This Certificate of Trust shall be effective as of the date filed.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                   WILMINGTON TRUST COMPANY, not in its
                                   individual capacity but solely as
                                   trustee of the Trust


                                   By: /s/ Denise M. Geran
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                                       Name:  Denise M. Geran
                                       Title: Senior Financial Services Officer